COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN DREYFUS
PREMIER STATE MUNICIPAL BOND FUND, MASSACHUSETTS SERIES CLASS
A SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


EXHIBIT A:

                                          DREYFUS
                                          PREMIER STATE
 PERIOD         LEHMAN BROTHERS           MUNICIPAL BOND FUND,
                MUNICIPAL                 MASSACHUSETTS SERIES
                BOND INDEX *              (CLASS A SHARES)

4/30/88          10,000                     9,547
4/30/89          10,893                    10,684
4/30/90          11,678                    11,270
4/30/91          13,019                    12,535
4/30/92          14,257                    13,829
4/30/93          16,061                    15,647
4/30/94          16,407                    15,971
4/30/95          17,499                    16,885
4/30/96          18,889                    17,846
4/30/97          20,142                    19,109
4/30/98          22,016                    20,837

*Source: Lehman Brothers